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                                                                  Exhibit (10)


                                Law Offices
                         DRINKER BIDDLE & REATH LLP
                     Philadelphia National Bank Building
                            1345 Chestnut Street
                    Philadelphia, Pennsylvania 19107-3496
                          Telephone: (215) 988-2700
                          Facsimile: (215) 988-2757


                               March 25, 1998


Emerald Funds
3435 Stelzer Road
Columbus, Ohio 43219-3035

          Re:  Emerald Funds - Shares of Beneficial Interest
               ---------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel for Emerald Funds, a Massachusetts business trust (the "Trust"), in connection with the registration of its Class A-1 Shares representing interests in its Treasury Advantage Institutional Fund Portfolio; its Class B-1 Shares representing interests in its Prime Advantage Institutional Fund Portfolio; its Class D-1 Shares, Class D-2 Shares and Class D-3 Shares representing interests in its Treasury Fund Portfolio; its Class E-1 Shares, Class E-2 Shares and Class E-3 Shares representing interests in its Prime Fund Portfolio; its Class F-1 Shares, Class F-2 Shares and Class F-3 Shares representing interests in its Tax-Exempt Fund Portfolio; its Class G-1 Shares and Class G-3 Shares representing interests in its Equity Fund Portfolio; its Class H-1 Shares and Class H-3 Shares representing interests in its U.S. Government Securities Fund Portfolio; its Class I-1 Shares and Class I-3 Shares representing interests in its Florida Tax-Exempt Fund Portfolio; its Class J-1 Shares and Class J-3 Shares representing interests in its Small Capitalization Fund Portfolio; its Class K-1 Shares and Class K-3 Shares representing interests in its Short-Term Fixed Income Fund Portfolio; its Class L-1 Shares and Class L-3 Shares representing interests in its Managed Bond Fund Portfolio; its Class M-1 Shares and Class M-3 Shares representing interests in its Balanced Fund Portfolio; its Class N-1 Shares and Class

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Emerald Funds
March 25, 1998
Page 2

N-3 Shares representing interests in its International Equity Fund Portfolio; and its Class O-1 Shares and Class O-3 Shares representing interests in its Equity Value Fund Portfolio (collectively, the "Shares"), under the Securities Act of 1933, as amended. The Trust is authorized to issue an unlimited number of Shares, par value of $.001 per share, of each of the aforesaid classes. The Board of Trustees has previously authorized the issuance of the Shares to the public.

          We have reviewed the Trust's Agreement and Declaration of Trust, its Code of Regulations, as amended, resolutions adopted by its Board of Trustees and shareholders, and such other legal and factual matters as we have considered necessary.

          This opinion is based exclusively on the laws of the Commonwealth of Massachusetts and the federal law of the United States of America. We have relied on an opinion of Sullivan & Worcester LLP, special Massachusetts counsel to the Trust insofar as our opinion below relates to matters arising under the laws of the Commonwealth of Massachusetts.

          We have also assumed the following for this opinion:

          1. The Shares have been, and will continue to be, issued in accordance with the Trust's Agreement and Declaration of Trust and Code of Regulations, as amended, and resolutions of the Trust's Board of Trustees and shareholders relating to the creation, authorization and issuance of the Shares.

          2. The Shares have been, or will be, issued against payment therefor as described in the Trust's prospectuses relating thereto.

          On the basis of the foregoing, it is our opinion that (i) the Shares outstanding on the date hereof have been legally and validly issued, and are fully paid and non-assessable by the Trust and (ii) any Shares issued and sold after the date hereof, when issued, sold and paid for in accordance with the terms of the Trust's prospectuses relating thereto, will be validly and legally issued, fully paid and non-assessable by the Trust.

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Emerald Funds
March 25, 1998
Page 3

          With respect to the opinion stated above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for that purpose.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 23 to the Trust's Registration Statement on Form N-1A.


                                           Very truly yours,

                                           /s/ Drinker Biddle & Reath LLP
                                           ------------------------------
                                           DRINKER BIDDLE & REATH LLP